UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 March 20, 2007
                Date of Report (Date of earliest event reported)

                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its Charter)


     Michigan                        001-32428                30-0030900
(State or other jurisdiction   (Commission File Number)      (IRS Employer
 of incorporation)                                          Identification No.)

                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

o    Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

     On March 20, 2007, the Registrant entered into an amendment to a letter agreement (the "Letter Agreement") dated February 28, 2007 (which was filed with a report on Form 8-K filed March 6, 2007)) to revise the dates of certain covenants of the Registrant related to equity financings. The March 20, 2007 amendment is annexed hereto as Exhibit 99.1.

     On March 20, 2007, the Registrant entered into a Commitment Letter with its senior lenders, LaSalle Bank Midwest N.A. and LaSalle Business Credit, a Division of ABN AMRO Bank N.V., Canada Branch (collectively "LaSalle") relating to amendments of its loan agreements with LaSalle. The amendments, when executed, will relate to the waiver of defaults, resetting of covenants, revision of interest rates and related matters. The March 20, 2007 commitment letter is annexed hereto as Exhibit 99.2.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The information contained in Item 1.01 in this Report on Form 8-K is hereby incorporated by reference in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

     On March 22, 2007, the Registrant consummated the second closing (the "March Closing") of 2,654,085 shares (the "Shares") of the Registrant's Common Stock ("Common Stock") at a price of $0.70 per share (the "Purchase Price"), as part of a private placement offering which commenced in January 2007, which is expected to continue until April 2007.. The Registrant consummated the initial closing on January 23, 2007. For additional information on the initial closing, see the Registrant's report on Form 8-K filed on January 26, 2007.

     The gross proceeds of the sale of the Shares in the March Closing were $1,857,859. The Registrant paid its placement agent 7% commission plus a 3% investment banking fee and a 2% expense reimbursement fee in connection with the March Closing. The placement agent also received five-year warrants to purchase shares of Common Stock equal to 12.5% of the Shares at the Purchase Price. The offering and sale of the Shares was deemed by the Registrant as exempt from registration pursuant to Regulation D, Rule 506, as the offering was limited to accredited investors.

     The terms of the private placement offering were modified for the March Closing and any following closings to provide that any investor subscribing for $500,000 or more of Common Stock shall also receive a five year cashless exercise warrant ("Warrant(s)") to purchase shares of Common Stock (the "Warrant Shares") at a price equal to the greater of $.70 per share and the closing price of the Common Stock on The American Stock Exchange on the date such subscription is accepted, in an amount equal to 30% of the number of Shares of Common Stock purchased in the private placement offering. The Warrant Shares have registration and other rights as are provided in the warrants and may be included for resale together with the resale of the Shares purchased in the Offering in a registration statement to be filed by the Company.

Item 8.1 Other Events.

     The Company issued a press release on March 23, 2007 regarding the items disclosed in this Form 8-K. The press release is annexed hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits

Exhibit No. Description

99.1 Amendment dated March 20, 2007 by and between Tarpon Industries, Inc. and Laurus Master Fund, Ltd..

99.2 Commitment Letter dated March 20, 2007 between the Registrant and LaSalle Bank Midwest N.A. and LaSalle Business Credit, a Division of ABN AMRO Bank N.V., Canada Branch Press Release dated March 20, 2007..

99.3 Press Release dated March 23, 2007


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2007                    TARPON INDUSTRIES, INC.

                                        By:  /s/ James W. Bradshaw
                                           ------------------------------------
                                                 James W. Bradshaw
                                                 Chief Executive Officer